UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

RACKSPACE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place City of Windcrest San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2022, in connection with the previously announced appointment by Rackspace Technology, Inc. (the “Company” or “Rackspace”) of Amar Maletira as the Company’s Chief Executive Officer effective September 23, 2022, the Company entered into an amended and restated employment agreement with Mr. Maletira and a transition agreement and release with Kevin Jones, the Company’s former Chief Executive Officer.

Employment Agreement. In connection with his appointment as Chief Executive Officer, the Company has modified Mr. Maletira’s employment agreement to provide for a salary of $900,000 and an annual target bonus of 150% of salary. Upon approval by the board of directors (the “Board”) of Rackspace, he will receive a one-time equity grant with a total approximate grant date value (based on a 30-day volume weighted average closing price) of $15,000,000, which will consist of 50% RSUs vesting over three years and 50% PSUs based on performance criteria approved by the Board. He will be eligible to receive annual equity awards starting in 2023 with a total approximate grant date value of $11,000,000.

Transition Agreement. The Company has entered into a transition agreement and release with Mr. Jones, pursuant to which he will remain an employee of the Company until October 30, 2022. Subject to the effectiveness of the release, Mr. Jones will be eligible to receive separation benefits including one year of salary, target bonus and health benefits as provided under his employment agreement. Mr. Jones will also be eligible to receive pro-rated vesting of the next vesting tranche of his time-based stock options granted in 2019 and vesting of 50% of his outstanding time-based restricted stock units granted in 2021. He will also receive a grant of RSUs with a total approximate grant date value (based on a 60-day volume weighted average price) of $1,162,500, which will become vested and settled if he complies with his restrictive covenants for 18 months following his termination. He will also be eligible to be reimbursed for certain relocation expenses, including lease breakage fees and out-of-pocket relocation costs.

The summary above is not complete and is qualified in its entirety by the employment agreement and transition agreement, copies of which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

By:	/s/ Amar Maletira
	Name:	Amar Maletira
	Title:	Chief Executive Officer

Dated: October 3, 2022